Exhibit 99.1

Contact:
Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Brittany A. Sanders
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports Third Quarter 2016 Financial Results
NEW YORK, N.Y. – November 2, 2016 – Gramercy Property Trust (NYSE: GPT) today reported financial results for the third quarter of 2016.
Operating Results:

($ in thousands, except per share data)	Quarter Ended		Nine Months Ended
(All per share amounts in this press release are presented on a diluted basis)	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) to common shareholders	$(2,508)	$431	$22,355	$(2,947)
Net income (loss) per common share	$(0.01)	$—	$0.05	$(0.02)

FFO available to common shareholders	$60,775	$25,184	$205,391	$64,658
FFO per common share	$0.14	$0.13	$0.48	$0.37

Core FFO available to common shareholders	$76,596	$31,707	$242,097	$78,363
Core FFO per common share	$0.18	$0.17	$0.57	$0.45

AFFO available to common shareholders	$69,075	$26,750	$219,691	$66,662
AFFO per common share	$0.16	$0.14	$0.51	$0.38
Highlights

•
Acquired sixteen properties in eleven separate transactions for an aggregate purchase price of approximately $264.8 million (6.8% initial cash cap rate; 7.3% annualized straight-line cap rate) with a weighted average remaining lease term of approximately 12.5 years at closing.

•
Disposed of three single and multi-tenant office buildings and one single-tenant industrial facility for aggregate gross proceeds of $206.7 million. The weighted average remaining lease term for the four sold properties was 10.1 years at closing and the blended exit cap rate was 7.4%.

•
Formed the Strategic Office Partners joint venture with TPG Real Estate by contributing six assets valued at $187.5 million, with a weighted average remaining lease term of 3.6 years at closing. The Company received a 25% interest in the joint venture.

•	Received a BBB issuer default rating with a stable outlook from Fitch Ratings.

•
Priced $350.0 million in senior unsecured notes, resulting in a weighted average maturity of 8.0 years and a weighted average fixed interest rate of 4.12%. The note sale is subject to finalization of documentation and is expected to close on December 15, 2016.

•	Narrowed full-year 2016 guidance for Core FFO to between $0.72 and $0.74, and for AFFO to between $0.66 and $0.68.

•	Declared a fourth quarter 2016 common share dividend of $0.125 per share, a 13.6% increase over the prior quarter.

Summary
NEW YORK, N.Y. – November 2, 2016 – Gramercy Property Trust (NYSE: GPT) today reported a net loss to common shareholders of $2.5 million, or $0.01 per diluted common share, for the three months ended September 30, 2016. For the quarter, the Company generated NAREIT defined FFO of $60.8 million, or $0.14 per diluted common share. The Company also reported Core FFO of $76.6 million, or $0.18 per diluted common share during the quarter. The Company generated adjusted funds from operations, or AFFO, of $69.1 million, or $0.16 per diluted common share during the quarter. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included on page 8 of this press release.
For the third quarter of 2016, the Company recognized total revenues of approximately $131.1 million, a decrease of 5.9% over total revenues of $139.4 million reported in the prior quarter, primarily attributable to incremental asset management incentive fees recorded in the second quarter of 2016.
The Company narrowed full-year 2016 guidance for Core FFO to between $0.72 and $0.74, and for AFFO to between $0.66 and $0.68. The Company expects to provide 2017 guidance on December 15, 2016.
As of September 30, 2016, the Company owned interests in 295 properties containing an aggregate of approximately 53.3 million rentable square feet.
Property Acquisitions
In the third quarter of 2016, the Company acquired sixteen properties in eleven separate transactions for an aggregate purchase price of approximately $264.8 million (6.8% initial cap rate; 7.3% annualized straight-line cap rate) with a weighted average remaining lease term of approximately 12.5 years at closing.

With these acquisitions, the Company has acquired approximately $809.3 million of single and multi-tenant assets in the United States and Canada in 2016. The weighted average entry cap rate for these acquisitions is 7.0%. Currently, the Company has approximately $138.3 million in acquisitions under contract or under signed LOI.
Third quarter 2016 property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
Acq. Date	Location	MSA	Property Type	Square Feet	Purchase Price	Occupancy	Acq. Cash NOI	S/L NOI
7/14/2016	Houston, TX	Houston	Industrial	56,713	$6,538	100%	$456	$483
7/20/2016	Fridley, MN	Minneapolis	Industrial	213,117	17,750	100%	1,106	1,168
7/26/2016	Largo, FL	Tampa	Industrial	29,203	2,994	100%	195	226
8/10/2016	Littleton, MA	Boston	Industrial	448,470	39,750	100%	2,710	2,751
8/15/2016	Byhalia, MS	Memphis	Industrial	677,160	28,000	100%	1,778	1,847
8/19/2016	McCook, IL	Chicago	Industrial	147,923	39,500	100%	2,607	2,607
8/29/2016	Hanover Park, IL	Chicago	Industrial	238,423	20,702	100%	1,371	1,545
9/8/2016	Durham, NC	Durham	Industrial	115,500	11,400	100%	675	775
9/9/2016	Santa Fe Springs, CA	Los Angeles	Industrial	208,167	27,000	100%	1,588	1,684
9/23/2016	Atlanta, GA & Anaheim, CA	Atlanta Los Angeles	Industrial	420,000	40,000	100%	3,070	3,249
9/29/2016	Summerville, SC(1)	Charleston	Industrial	240,800	31,183	100%	2,423	2,999
				2,795,476	$264,817	100%	$17,979	$19,334

1.	Summerville, SC property is a build-to-suit transaction. Lease commencement is anticipated for October 2017. Metrics shown are for stabilized asset.

Strategic Office Partners

During the quarter, the Company announced a partnership with TPG Real Estate to form Strategic Office Partners, a joint venture that will acquire and manage a portfolio of single tenant office assets in high growth cities in the United States. The platform was seeded by the acquisition of six office assets owned by the Company, valued at $187.5 million. The Company sold the seed assets into the joint venture in exchange for cash proceeds of $140.6 million and a 25% interest in the joint venture with an initial equity investment of $16.0 million. Together, TPG and the Company have committed $400.0 million in equity capital including $100.0 million from the Company. At formation, the venture secured a $200.0 million non-recourse secured credit facility from Morgan Stanley of which $125.0 million was funded at closing and the Company received a prorata distribution of the draw of $30.6 million.

The seed portfolio is comprised of six single tenant office assets totaling approximately 1.0 million square feet in the Los Angeles, San Francisco, San Diego, Nashville and Minneapolis MSAs. The seed portfolio had a weighted average remaining lease term of 3.6 years at closing and was sold to the venture at an exit cap rate of 9.5%.

Property Dispositions
Pursuant to the Company's previously announced disposition plan, during the quarter, the Company disposed of three single-tenant office buildings in Princeton, New Jersey, Burlington, Massachusetts and Bloomington, Minnesota and one single-tenant industrial facility in Phoenix, Arizona for aggregate gross proceeds of $206.7 million. The weighted average remaining lease term for the four sold properties was 10.1 years at closing and the blended exit cap rate was 7.4% on next twelve months NOI.
With these dispositions, the Company has sold approximately $1.4 billion of single and multi-tenant assets in the United States and Europe in 2016, inclusive of the Company's pro-rata share of properties from and into joint ventures in addition to single property transactions within joint ventures. These property sales are a part of the Company’s previously announced plan to dispose of select non-core assets following the merger with Chambers Street Properties. The weighted average exit cap rate for these dispositions is 6.9%. Currently, the Company has approximately $119.5 million in dispositions under contract or awarded to a buyer.
Third quarter 2016 property dispositions are summarized in the chart below:

(Dollar amount in thousands)
Disp. Date	Location	MSA	Property Type	Square Feet	Sale Price	Disp. Cash NOI
8/4/2016	Princeton, NJ	New York/New Jersey	Office	110,765	$30,600	$1,961
8/10/2016	Burlington, MA	Boston	Office	200,605	67,400	5,212
8/18/2016	Phoenix, AZ	Phoenix	Industrial	820,384	56,200	4,725
8/29/2016	Bloomington, MN(1)	Minneapolis	Office	322,551	52,500	3,457
				1,454,305	$206,700	$15,355

1.	Disposition NOI for Bloomington, MN asset is July 2016 NOI, annualized. Excludes impact of prior tenant's lease expiration and new tenant's free rent.

During the third quarter of 2016, the Company completed the dissolution of its joint venture with Duke Realty Corporation (NYSE: DRE). The remaining asset located in Phoenix, Arizona was sold in July and the Company received its final liquidating distribution of $41.1 million.
European Joint Ventures

During the third quarter of 2016, Gramercy Europe acquired three properties in two separate transactions. Since inception, Gramercy Europe has acquired 33 properties for €640.0 million.
Leasing Activity

During the third quarter of 2016, the Company executed four new leases and three lease renewals aggregating approximately 402.2 thousand square feet for an average lease term of 10.6 years. In addition, four new leases and two renewals commenced during the third quarter of 2016 aggregating approximately 195.5 thousand square feet for an average lease term of 8.0 years.
Gramercy Asset Management
The Company's asset and property management business, which operates under the name Gramercy Asset Management, currently manages approximately $1.2 billion of commercial properties for third parties, including $870.8 million in Europe.

In the third quarter of 2016, Gramercy Asset Management recognized fee revenues of $7.2 million in property management, asset management, and administrative fees, as compared to $18.3 million for the prior quarter. The decrease in fees of approximately $11.1 million for the third quarter of 2016 is primarily attributable to incremental incentive fees earned on the managed portfolio during the second quarter of 2016. Gramercy Asset Management recorded $2.9 million in incentive fees earned from the Company's third-party asset management business for the third quarter of 2016, compared to $14.2 million for the prior quarter.

Corporate
As of September 30, 2016, the Company maintained approximately $900.3 million of liquidity, as compared to approximately $908.1 million of liquidity reported at the end of the prior quarter. Liquidity includes $56.4 million of unrestricted cash as compared to approximately $185.1 million reported at the end of the prior quarter. Additionally, liquidity includes $157.3 million of cash from sold properties, which is held in escrow for future acquisitions as of September 30, 2016. During the quarter, the Company drew down $132.8 million and repaid $140.0 million previously drawn on the Senior Unsecured Revolving Credit Facility.  As of September 30, 2016, there were $163.4 million of borrowings outstanding under the revolving credit facility.
During the third quarter of 2016, the Company reduced secured debt by $156.3 million, including the defeasance of a $124.6 million mortgage loan with an interest rate of 5.45% which had encumbered 11 properties. The Company used cash on hand and borrowings under the senior unsecured revolving credit facility at an effective rate of 1.51% to extinguish the secured mortgage loans. The Company recorded a loss on extinguishment of debt of $13.8 million for the quarter.
Management, general and administrative ("MG&A") expenses were $8.2 million for the quarter ended September 30, 2016 compared to $8.0 million in the prior quarter. MG&A expenses included non-cash stock compensation costs of approximately $1.3 million for both the three months ended September 30, 2016 and June 30, 2016. Acquisition costs for the quarter ended September 30, 2016 included no merger related costs compared to acquisition costs for the quarter ended September 30, 2015, which included $5.2 million of merger-related costs.
During the quarter, the Company received a BBB issuer default rating with a stable outlook from Fitch Ratings. Previously, the Company was issued a Baa3 and BBB- issuer rating from Moody's Investors Service and Standard & Poor's Rating Services respectively, both with a stable outlook.
The Company priced $350.0 million in senior unsecured notes, consisting of $150.0 million of notes with a six-year term priced at a fixed interest rate of 3.89%, $100.0 million of notes with a nine-year term priced at a fixed interest rate of 4.26%, and $100.0 million of notes with a ten-year term priced at a fixed interest rate of 4.32%, resulting in a weighted average maturity of 8.0 years and a weighted average fixed interest rate of 4.12%. The note sale is subject to finalization of documentation and is expected to close on December 15, 2016.
The Company’s Board of Trustees approved the establishment of an “at-the-market” equity issuance program. The Company expects to file a prospectus supplement to its currently effective shelf registration statement with the Securities and Exchange Commission in November 2016, pursuant to which the Company may offer and sell common shares with an aggregate gross sales price of up to $375.0 million.
The Company initiated a dividend reinvestment and share purchase plan available to shareholders to reinvest dividends on all or a portion of their common shares at a discount. The program is available to both registered and beneficial shareholders. For additional information, interested parties may visit our website at www.gptreit.com.
Dividends

The Company declared a dividend of $0.11 per common share for the third quarter of 2016. The third quarter dividend was paid on October 14, 2016 to holders of record as of September 30, 2016.

The Company also declared a third quarter 2016 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, which was paid on September 30, 2016 to preferred shareholders of record as of the close of business on September 20, 2016.

The Company declared a fourth quarter 2016 dividend on the Company’s common shares in the amount of $0.125 per share - a 13.6% increase over the prior quarter - payable on January 13, 2017, to common shareholders of record as of the close of business on December 30, 2016.

The Company also declared a fourth quarter 2016 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on December 30, 2016 to preferred shareholders of record as of the close of business on December 20, 2016.

Company Profile

Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing single-tenant, net-leased industrial and office properties. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Wednesday, November 2, 2016, at 11:00 AM EDT to discuss third quarter 2016 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.

Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 4753229. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.

A replay of the call will be available at 5:00 PM EDT, November 2, 2016 through midnight, November 16, 2016 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10093024.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 8 of this release.

 Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	September 30, 2016	December 31, 2015
Assets:
Real estate investments, at cost:
Land	$734,058	$702,557
Building and improvements	3,538,377	3,313,747
Less: accumulated depreciation	(169,103)	(84,627)
Total real estate investments, net	4,103,332	3,931,677
Cash and cash equivalents	56,352	128,031
Restricted cash	171,895	17,354
Investment in unconsolidated equity investments	120,176	580,000
Servicing advances receivable	—	1,382
Retained CDO bonds	8,439	7,471
Assets held for sale, net	11,009	420,485
Tenant and other receivables, net	69,131	34,234
Acquired lease assets, net of accumulated amortization of $123,754 and $54,323	584,856	682,174
Deferred costs, net of accumulated amortization of $3,074 and $892	24,835	13,950
Goodwill	3,141	3,568
Other assets	30,064	14,192
Total assets	$5,183,230	$5,834,518
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$163,365	$296,724
Exchangeable senior notes, net	108,186	106,581
Mortgage notes payable, net	368,386	530,222
Senior unsecured notes, net	148,978	99,124
Senior unsecured term loans, net	1,225,000	1,225,000
Total long-term debt, net	2,013,915	2,257,651
Accounts payable and accrued expenses	48,412	59,808
Dividends payable	46,740	8,980
Accrued interest payable	5,180	4,546
Deferred revenue	31,343	36,031
Below market lease liabilities, net of accumulated amortization of $27,055 and $17,083	224,643	242,456
Liabilities related to assets held for sale	129	291,364
Derivative instruments, at fair value	28,613	3,442
Other liabilities	10,080	8,271
Total liabilities	2,409,055	2,912,549
Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	9,076	10,892
Equity:
Common shares, par value $0.01, 421,978,800 and 420,523,153 issued and outstanding at September 30, 2016 and December 31, 2015, respectively.	4,220	4,205
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at September 30, 2016 and December 31, 2015.	84,394	84,394
Additional paid-in-capital	3,883,873	3,879,932
Accumulated other comprehensive loss	(38,717)	(5,751)
Accumulated deficit	(1,168,502)	(1,051,454)
Total shareholders' equity	2,765,268	2,911,326
Noncontrolling interest in other partnerships	(169)	(249)
Total equity	2,765,099	2,911,077
Total liabilities and equity	$5,183,230	$5,834,518

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Rental revenue	$100,847	$47,235	$291,459	$117,990
Third-party management fees	7,172	5,153	30,528	17,571
Operating expense reimbursements	21,231	11,237	65,718	29,113
Investment income	544	445	1,490	1,208
Other income	1,298	1,143	1,867	1,413
Total revenues	131,092	65,213	391,062	167,295
Operating Expenses
Property operating expenses	22,685	11,051	70,364	29,006
Property management expenses	4,810	4,780	14,922	14,557
Depreciation and amortization	62,863	25,120	181,649	68,534
General and administrative expenses	8,165	4,748	23,892	14,299
Acquisition and merger-related expenses	1,272	6,547	5,994	13,508
Total operating expenses	99,795	52,246	296,821	139,904
Operating Income	31,297	12,967	94,241	27,391
Other Expense:
Interest expense	(18,409)	(9,227)	(57,271)	(23,225)
Equity in net loss of unconsolidated equity investments	(1,138)	(1,096)	(4,061)	(974)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	7,229	—
Loss on extinguishment of debt	(13,777)	—	(20,890)	—
Impairment of real estate investments	(1,053)	—	(1,053)	—
Income (loss) from continuing operations before provision for taxes	(3,080)	2,644	18,195	3,192
Provision for taxes	(331)	(985)	(3,734)	(2,116)
Income (loss) from continuing operations	(3,411)	1,659	14,461	1,076
Income (loss) from discontinued operations	347	(41)	5,045	17
Income (loss) before net gains on disposals	(3,064)	1,618	19,506	1,093
Net gains on disposals	2,336	392	2,336	593
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	5,341	—
Net income (loss)	(728)	2,010	27,183	1,686
Net income (loss) attributable to noncontrolling interest	(221)	(20)	(152)	43
Net income (loss) attributable to Gramercy Property Trust	(949)	1,990	27,031	1,729
Preferred share dividends	(1,559)	(1,559)	(4,676)	(4,676)
Net income (loss) available to common shareholders	$(2,508)	$431	$22,355	$(2,947)
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.01)	$—	$0.04	$(0.02)
Net income from discontinued operations	—	—	0.01	—
Net income (loss) available to common shareholders	$(0.01)	$—	$0.05	$(0.02)
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.01)	$—	$0.04	$(0.02)
Net income from discontinued operations	—	—	0.01	—
Net income (loss) available to common shareholders	$(0.01)	$—	$0.05	$(0.02)
Basic weighted average common shares outstanding	420,772,508	183,945,495	423,542,467	169,781,590
Diluted weighted average common shares and common share equivalents outstanding	420,772,508	187,683,631	427,163,126	169,781,590

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$(2,508)	$431	$22,355	$(2,947)
Add:
Depreciation and amortization	62,863	25,120	181,649	68,534
FFO adjustments for unconsolidated equity investments	2,034	178	20,805	377
Net (income) loss attributed to noncontrolling interest	221	20	152	(43)
Net (income) loss from discontinued operations	(347)	41	(5,045)	(17)
Impairment of real estate investments	1,053	—	1,053	—
Less:
Non real estate depreciation and amortization	(205)	(214)	(672)	(653)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	(7,229)	—
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	(5,341)	—
Net gain from disposals	(2,336)	(392)	(2,336)	(593)
Funds from operations attributable to common shareholders and unitholders	$60,775	$25,184	$205,391	$64,658
Add:
Acquisition costs	1,272	1,352	5,994	5,960
Core FFO adjustments for unconsolidated equity investments	508	1,047	7,429	1,047
Merger related costs	—	5,195	—	7,548
Loss on extinguishment of debt	13,777	—	18,960	—
European Fund setup costs	—	—	—	221
Net income from discontinued operations related to properties	347	—	5,140	—
Mark-to-market on interest rate swaps	(83)	—	(817)	—
Less:
Recovery of servicing advances	—	(1,071)	—	(1,071)
Core funds from operations attributable to common shareholders and unitholders	$76,596	$31,707	$242,097	$78,363
Add:
Non-cash share-based compensation expense	1,282	1,048	3,704	2,731
Amortization of market lease assets	3,578	699	11,254	2,632
Amortization of deferred financing costs and non-cash interest	(409)	404	(214)	1,270
Amortization of lease inducement costs	86	87	259	183
Non-real estate depreciation and amortization	205	214	672	653
Amortization of free rent received at property acquisition	481	1,161	1,237	2,886
Less:
AFFO adjustments for unconsolidated equity investments	1,761	(117)	1,352	(119)
Straight-lined rent	(6,368)	(3,456)	(19,084)	(8,940)
Amortization of market lease liabilities	(8,137)	(4,997)	(21,586)	(12,997)
Adjusted funds from operations attributable to common shareholders and unitholders	$69,075	$26,750	$219,691	$66,662
Funds from operations per share – basic	$0.14	$0.14	$0.48	$0.38
Funds from operations per share – diluted	$0.14	$0.13	$0.48	$0.37
Core funds from operations per share – basic	$0.18	$0.17	$0.57	$0.46
Core funds from operations per share – diluted	$0.18	$0.17	$0.57	$0.45
Adjusted funds from operations per share – basic	$0.16	$0.14	$0.52	$0.39
Adjusted funds from operations per share – diluted	$0.16	$0.14	$0.51	$0.38

Basic weighted average common shares outstanding – EPS	420,772,508	183,945,495	423,542,467	169,781,590
Weighted average non-vested share based payment awards	3,170,302	—	—	—
Weighted average partnership units held by noncontrolling interest	1,017,326	1,498,785	1,199,312	1,582,067
Weighted average common shares and units outstanding	424,960,136	185,444,280	424,741,779	171,363,657
Diluted weighted average common shares and common share equivalents outstanding – EPS (1)	420,772,508	187,683,631	427,163,126	169,781,590
Weighted average partnership units held by noncontrolling interest	1,017,326	—	—	1,582,067
Weighted average non-vested share based payment awards	3,519,584	—	—	2,969,744
Weighted average share options	58,270	—	—	44,624
Phantom shares	—	—	—	514,834
Dilutive effect of Exchangeable Senior Notes	3,336,987	—	—	658,380
Diluted weighted average common shares and units outstanding	428,704,675	187,683,631	427,163,126	175,551,239

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure - continued
(Unaudited, dollar amounts in thousands, except per share data)

1.
For the three months ended September 30, 2016 and the nine months ended September 30, 2015, the Company has a net loss available to common shareholders and therefore the diluted weighted average share calculation, which is the denominator in diluted earnings per share, excludes potentially dilutive securities because they would have been anti-dilutive during those periods.

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to the Company's unconsolidated equity investments. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
No Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.